Exhibit 2.3(a)
                                 --------------

                               ARTICLES OF MERGER
                                       OF
                       AMERICAN FIRE RETARDANT CORPORATION
                             (A Wyoming Corporation)
                                  WITH AND INTO
                          AMERICAN FIRE RETARDANT CORP.
                             (A Nevada Corporation)
--------------------------------------------------------------------------------

         The undersigned corporations do hereby certify that:

     1. The name and state of incorporation of each of the constituent corporations to the merger are as follows:

          Name                                    State of Incorporation
          -----------------------------------     ----------------------
          American Fire Retardant Corp.           Nevada
          American Fire Retardant Corporation     Wyoming

     2. The Disappearing Corporation and the Surviving Corporation desire to merge for the sole purpose of effecting a change of Domicile from the State of Wyoming to the State of Nevada. The surviving corporation of the merger is American Fire Retardant Corp. which will be governed by the laws of the State of Nevada.

     3. An Acquisition Agreement and Plan of Merger (the "Plan") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 92A.200 of the Nevada Revised Statutes and Section 17-16-1105 of the Wyoming Statutes.

     4. The number of outstanding shares of common stock of American Fire Retardant Corp. was 2,000 and the number of such shares which were entitled to vote on the Plan was 2,000. The total number of shares which voted for adoption of the Plan was 2,000 and the total number of shares which voted against the adoption of the Plan was zero (0). The number of votes cast for the Plan was sufficient for approval of the Plan.

     5. The number of outstanding shares of common stock of American Fire Retardant Corporation was 2,022,938 and the number of such shares which were entitled to vote on the Plan was 2,022,938. The total number of undisputed votes for adoption of the Plan was 1,504,235 and the total number of undisputed votes against the adoption of the Plan was 8,333. The number of votes cast for the Plan by the only voting group entitled to vote was sufficient for approval of the Plan.

     6. The Plan dictates that by virtue of the merger and without any action by any shareholder, upon the effective date each share of capital stock of Disappearing Corporation outstanding immediately prior to the effective date shall be converted into one (1) fully paid and non-assessable share of Surviving Corporation's common stock, without any dilution or change in the rights or privileges associated with said shares. No fractional shares of Surviving Corporation shall be issued.

     7. The surviving corporation agrees that it may be served with process in the State of Wyoming in any proceeding for enforcement of any obligations of any constituent corporation of the State of Wyoming, as well as for enforcement of any obligation of the surviving corporation arising from the merger, and the surviving corporation hereby irrevocably appoints the Wyoming Secretary of State as its agent to accept service of process in any such suit or other proceedings and the Wyoming Secretary of State is authorized to mail a copy of such process to the surviving corporation at the surviving corporation's new principal place of business at 9337 Bond Avenue, El Cajon, CA 92012.

     8. The Plan is on file at the new principal place of business of the surviving corporation, 9337 Bond Avenue, El Cajon, CA 92012.

     9. A copy of the Plan will be furnished by the  surviving  corporation,  on
request  and  without  cost,  to  any   shareholder  or  stockholder  of  either
constituent corporation.

     10. These Articles of Merger shall be effective upon the date the filing of these Articles of Merger in the offices of the Secretary of State of both Wyoming and Nevada becomes complete.

                                        AMERICAN FIRE RETARDANT CORPORATION
                                        A Wyoming Corporation


DATE:  March 17, 1999                   /s/ Stephen F. Owens
                                        ---------------------------------------
                                        By:  Stephen F. Owens
                                        Its: President


DATE:  March 17, 1999                   /s/ Angela M. Raidl
                                        ---------------------------------------
                                        By: Angela M. Raidl
                                        Its: Secretary



                                        AMERICAN FIRE RETARDANT CORPORATION
                                        A Wyoming Corporation


DATE:  March 17, 1999                   /s/ Stephen F. Owens
                                        ---------------------------------------
                                        By:  Stephen F. Owens
                                        Its: President


DATE:  March 17, 1999                   /s/ Angela M. Raidl
                                        ---------------------------------------
                                        By: Angela M. Raidl
                                        Its: Secretary

STATE OF CALIFORNIA        )
                           )    SS
COUNTY OF SAN DIEGO        )

On this 17th day of March, 1999, before me, George Chachas, a Notary Public, personally appeared Stephen F. Owens and Angela M. Raidl, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.
                                          [Notary Seal]

/s/ George Chachas
--------------------------------
George Chachas - Notary Public